Exhibit 99.2

August 1, 2012 Second Quarter Results

Forward Looking Statements This conference call may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Holdings, Inc. and its subsidiaries (“Rockwood”). Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. "Forward-looking statements" consist of all non-historical information, including the statements referring to the prospects and future performance of Rockwood. Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the "Risk Factors" described in Rockwood’s periodic reports filed with the Securities and Exchange Commission. Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Where to Find Materials/Archives A replay of the conference call will be available through August 15th, 2012 at (800) 475-6701 in the U.S., access code: 251143, and internationally at (320) 365-3844, access code: 251143. The webcast and the materials will also be archived on our website at www.rocksp.com and are accessible by clicking on “Company News.”

Agenda Second Quarter Highlights Financial Summary Summary Appendices Note: All ’12 and ’11 data, other than as noted, are for continuing operations only.

Second Quarter Highlights

Second Quarter Highlights Net sales of $905.6mm - Down 9.4% (on a constant-currency basis down 1.9%) versus prior year primarily from lower volumes in TiO2 Pigments and Color Pigments and Services, and the negative impact of currency changes, partially offset by higher selling prices across most businesses. Adjusted EBITDA(a) of $221.1mm - Down 5.4% (on a constant currency basis up 2.9%) versus prior year primarily due to the negative impact of currency changes, lower volumes in TiO2 Pigments and Color Pigments and Services, and higher raw material costs, primarily TiO2 Pigments, partially offset by higher selling prices across most businesses. Adjusted EBITDA(a) margin of 24.4% - Price increases offset lower volumes and raw material cost increases. Adjusted EPS(a) of $1.24 - Increase versus prior year driven by lower interest expense and a lower tax rate. As reported EPS of $2.81 - Increase versus prior year due to a $139 million income tax benefit resulting from the reversal of our federal valuation allowance on net federal deferred tax assets. Net Debt/LTM Adj. EBITDA at 1.62x - TiO2 Pigments entered into a new €430 million facility agreement, including a €30 million revolving credit facility. The proceeds were used to retire existing €195 million term loans, pay a dividend to the venture partners and for general corporate purposes. First Shareholder Dividend Declared - Rockwood declared a $0.35 per share quarterly dividend to shareholders of record on June 26, 2012. (a) Non-GAAP measure; see reconciliation in the appendix.

Second Quarter and First Half Summary Second Quarter First Half % Change % Change ($M) , except EPS Q2 2012 Q2 2011 Total Constant Currency (b) YTD 2012 YTD 2011 Total Constant Currency (b) Continuing Operations: Net Sales 905.6 1,000.0 (9.4%) (1.9%) 1,815.1 1,914.0 (5.2%) 0.2% Adjusted EBITDA (a) 221.1 233.6 (5.4%) 2.9% 456.0 440.2 3.6% 9.8% Adj. EBITDA Margin 24.4% 23.4% 1.0 ppt 25.1% 23.0% 2.1 ppt Net Income - as reported 224.9 88.9 153.0% 300.7 152.2 97.6% EPS (Diluted) - as reported (c) 2.81 1.11 153.2% 3.76 1.91 96.9% Net Income - as adjusted (d) 99.1 93.6 5.9% 197.7 163.8 20.7% EPS (Diluted) - as adjusted (d) 1.24 1.17 6.0% 2.47 2.05 20.5% (a) A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. (b) Based on constant currencies. See Appendices. (c) (d) A reconciliation of Net Income / EPS as reported to Net Income / EPS as adjusted is provided. See Appendices. For the second quarter, Yr 2012 based on share count of 80,011; Yr 2011 based on share count of 79,946. For the first half, Yr 2012 based on share count of 79,994; Yr 2011 based on share count of 79,778.

Results By Segment – Second Quarter (b) Based on constant currencies. See Appendices. (a) A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. 2.9% (5.4%) 23.4% $233.6 24.4% $221.1 (1.9%) (9.4%) $1,000.0 $905.6 Total Rockwood 51.2% 45.6% (12.5) (6.8) (14.9%) (24.1%) 49.0 37.2 Corporate and Other 5.3% (5.7%) 32.6% 50.6 33.4% 47.7 2.1% (7.9%) 155.0 142.8 Advanced Ceramics (3.3%) (13.7%) 24.8% 63.5 25.9% 54.8 (7.4%) (17.4%) 256.2 211.7 Titanium Dioxide Pigments (13.7%) (16.7%) 20.8% 46.0 18.6% 38.3 (4.1%) (7.1%) 221.2 205.5 Performance Additives 5.3% (2.3%) 20.5% 39.9 21.2% 39.0 3.0% (5.4%) 194.3 183.8 Surface Treatment 8.5% 4.3% 37.1% 46.1 38.6% 48.1 5.4% 0.2% 124.3 124.6 Lithium Constant Currency (b) Total % Sales Q2 2011 % Sales Q2 2012 Constant Currency (b) Total Q2 2011 Q2 2012 ($M) % Change % Change Adj. EBITDA (a) Net Sales

Results By Segment – First Half Net Sales Adj. EBITDA (a) % Change % Change ($M) YTD 2012 YTD 2011 Total Constant Currency (b) YTD 2012 % Sales YTD 2011 % Sales Total Constant Currency (b) Lithium 239.3 237.6 0.7% 4.3% 92.5 38.7% 87.2 36.7% 6.1% 9.5% Surface Treatment 372.4 376.7 (1.1%) 4.9% 78.7 21.1% 77.1 20.5% 2.1% 7.5% Performance Additives 402.0 414.0 (2.9%) (0.7%) 77.1 19.2% 80.9 19.5% (4.7%) (2.3%) Titanium Dioxide Pigments 436.8 482.8 (9.5%) (2.2%) 130.4 29.9% 118.2 24.5% 10.3% 18.6% Advanced Ceramics 287.4 309.1 (7.0%) (0.2%) 94.0 32.7% 98.9 32.0% (5.0%) 2.7% Corporate and Other 77.2 93.8 (17.7%) (11.1%) (16.7) (22.1) 24.4% 28.5% Total Rockwood - continuing operations $1,815.1 $1,914.0 (5.2%) 0.2% $456.0 25.1% $440.2 23.0% 3.6% 9.8% Discontinued Operations - AlphaGary 3.9 (100.0%) (100.0%) 0.2 5.1% (100.0%) (100.0%) Total Rockwood $1,815.1 $1,917.9 (5.4%) 0.0% $456.0 25.1% $440.4 23.0% 3.5% 9.8% (a) A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. (b) Based on constant currencies. See Appendices.

Lithium Second Quarter Net sales increased 0.2% from higher selling prices and higher volumes of lithium battery products, but were negatively impacted by currency changes and lower volumes of butyllithium applications in Asia. Adjusted EBITDA increased 4.3% from higher net sales, partially offset by higher selling, general and administrative expenses and raw material costs. A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. Based on constant currencies. See Appendices. Net Sales Adj. EBITDA (a) % Change % Change ($M) 2012 2011 Total Constant Currency (b) 2012 2011 Total Constant Currency (b) Second Quarter 124.6 124.3 0.2% 5.4% 48.1 46.1 4.3% 8.5% Adj. EBITDA Margin 38.6% 37.1% 1.5 ppt First Half 239.3 237.6 0.7% 4.3% 92.5 87.2 6.1% 9.5% Adj. EBITDA Margin 38.7% 36.7% 2.0 ppt (a) (b)

Surface Treatment Second Quarter Net sales decreased 5.4% from the negative impact of currency changes and lower volumes in Europe, partially offset by increased selling prices in certain markets and higher volumes in the U.S. and Asia. Adjusted EBITDA decreased 2.3% from the negative impact of currency changes, lower volumes, along with higher selling, general and administrative and raw material costs. This was partially offset by increased selling prices. A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. Based on constant currencies. See Appendices. Net Sales Adj. EBITDA (a) % Change % Change ($M) 2012 2011 Total Constant Currency (b) 2012 2011 Total Constant Currency (b) Second Quarter 183.8 194.3 (5.4%) 3.0% 39.0 39.9 (2.3%) 5.3% Adj. EBITDA Margin 21.2% 20.5% 0.7 ppt First Half 372.4 376.7 (1.1%) 4.9% 78.7 77.1 2.1% 7.5% Adj. EBITDA Margin 21.1% 20.5% 0.6 ppt (a) (b)

Performance Additives Second Quarter Net sales decreased 7.1% from lower volumes primarily in Color Pigments and Services and the negative impact of currency changes. This was partially offset by increased selling prices and a favorable product mix. Adjusted EBITDA decreased 16.7% from lower net sales and higher raw material costs. A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. Based on constant currencies. See Appendices. Net Sales Adj. EBITDA (a) % Change % Change ($M) 2012 2011 Total Constant Currency (b) 2012 2011 Total Constant Currency (b) Second Quarter 205.5 221.2 (7.1%) (4.1%) 38.3 46.0 (16.7%) (13.7%) Adj. EBITDA Margin 18.6% 20.8% (2.2) ppt First Half 402.0 414.0 (2.9%) (0.7%) 77.1 80.9 (4.7%) (2.3%) Adj. EBITDA Margin 19.2% 19.5% (0.3) ppt (a) (b)

Titanium Dioxide Pigments Second Quarter Net sales decreased 17.4% as lower volumes and the negative impact of currency changes were partially offset by higher selling prices. Adjusted EBITDA decreased 13.7% from lower volumes and higher raw material costs, primarily slag and ilmenite, and the negative impact of currency changes. This was partially offset by increased selling prices. A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. Based on constant currencies. See Appendices. Net Sales Adj. EBITDA (a) % Change % Change ($M) 2012 2011 Total Constant Currency (b) 2012 2011 Total Constant Currency (b) Second Quarter 211.7 256.2 (17.4%) (7.4%) 54.8 63.5 (13.7%) (3.3%) Adj. EBITDA Margin 25.9% 24.8% 1.1 ppt First Half 436.8 482.8 (9.5%) (2.2%) 130.4 118.2 10.3% 18.6% Adj. EBITDA Margin 29.9% 24.5% 5.4 ppt (a) (b)

Advanced Ceramics Second Quarter Net sales and Adjusted EBITDA decreased 7.9% and 5.7%, respectively, from the negative impact of currency changes, partially offset by higher volumes, particularly medical applications. A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. Based on constant currencies. See Appendices. Net Sales Adj. EBITDA (a) % Change % Change ($M) 2012 2011 Total Constant Currency (b) 2012 2011 Total Constant Currency (b) Second Quarter 142.8 155.0 (7.9%) 2.1% 47.7 50.6 (5.7%) 5.3% Adj. EBITDA Margin 33.4% 32.6% 0.8 ppt First Half 287.4 309.1 (7.0%) (0.2%) 94.0 98.9 (5.0%) 2.7% Adj. EBITDA Margin 32.7% 32.0% 0.7 ppt (a) (b)

Net Sales Growth Second Quarter First Half ($M) Net Sales % Change ($M) Net Sales % Change 2012 Qtr 2 905.6 2012 YTD 1,815.1 2011 Qtr 2 1,000.0 2011 YTD 1,914.0 Change (94.4) (9.4%) Change (98.9) (5.2%) Due to (Approx.): Due to (Approx.): Pricing 60.3 6.0% Pricing 136.7 7.1% Currency (75.1) (7.5%) Currency (103.1) (5.4%) Volume/Mix (79.6) (8.0%) Volume/Mix (132.5) (6.9%)

Financial Summary

Income Statement - Reported

($M)	Second Quarter		First Half	
	2012	2011	2012	2011
Net sales	905.6	1,000.0	1,815.1	1,914.0
Gross profit	320.3	345.6	663.1	666.7
Gross Profit %	*35.4%*	*34.6%*	*36.5%*	*34.8%*
Operating Income	149.1	160.2	300.6	299.6
Operating income %	*16.5%*	*16.0%*	*16.6%*	*15.7%*
Interest expense, net [(a)]	(14.9)	(24.7)	(35.4)	(47.7)
Loss on early extinguishment/modification of debt	(2.7)	(0.3)	(12.4)	(16.5)
Foreign exchange (loss) gain on financing activities, net	(6.7)	2.2	(7.7)	4.2
Other, net	0.1	(0.1)	0.1	(0.1)
Income from continuing operations before taxes	**$124.9**	**$137.3**	**$245.2**	**$239.5**
Income tax (benefit) provision	(108.8)	37.8	(78.2)	66.6
Income from continuing operations	**$233.7**	**$99.5**	**$323.4**	**$172.9**
Income from discontinued operations, net of tax [(b)]	-	5.6	-	120.3
Net income	**$233.7**	**$105.1**	**$323.4**	**$293.2**
Net income attributable to noncontrolling interest	(8.8)	(10.6)	(22.7)	(20.7)
Net income attributable to Rockwood Holdings, Inc.	**$224.9**	**$94.5**	**$300.7**	**$272.5**
Amounts attributable to Rockwood Holdings, Inc.:				
Income from continuing operations	224.9	88.9	300.7	152.2
Income from discontinued operations	-	5.6	-	120.3
Net income	**$224.9**	**$94.5**	**$300.7**	**$272.5**
(a) Interest expense, net includes:				
Interest expense on debt, net	(13.5)	(22.1)	(32.3)	(50.1)
Mark-to-market (losses) gains on interest rate swaps	0.2	(1.4)	(0.2)	4.9
Deferred financing costs	(1.6)	(1.2)	(2.9)	(2.5)
Total	$(14.9)	$(24.7)	$(35.4)	$(47.7)

(b) Primarily relates to the gain on sale of the AlphaGary plastic compounding business.

Rockwood Powered by Lithium

17

Reconciliation of Net Income to Adjusted EBITDA

($M)	Second Quarter 2012	Second Quarter 2011	First Half 2012	First Half 2011
Net income attributable to Rockwood Holdings, Inc.	**$224.9**	**$94.5**	**$300.7**	**$272.5**
Net income attributable to noncontrolling interest	8.8	10.6	22.7	20.7
Net income	**233.7**	**105.1**	**323.4**	**293.2**
Income tax (benefit) provision	(108.8)	37.8	(78.2)	66.6
Income from discontinued operations, net of tax [(a)]	-	(5.6)	-	(120.3)
Income from continuing operations before taxes	**124.9**	**137.3**	**245.2**	**239.5**
Interest expense, net	14.9	24.7	35.4	47.7
Depreciation and amortization	65.1	67.8	130.9	133.2
Sub-Total	**204.9**	**229.8**	**411.5**	**420.4**
Restructuring and other severance costs	3.7	4.0	17.9	5.0
Systems/organization establishment expenses	0.4	0.7	2.0	1.0
Acquisition and disposal costs	2.0	0.1	2.0	0.2
Loss on early extinguishment/modification of debt	2.7	0.3	12.4	16.5
Foreign exchange loss (gain) on financing activities, net	6.7	(2.2)	7.7	(4.2)
Other	0.7	0.9	2.5	1.3
Adjusted EBITDA from continuing operations	**221.1**	**233.6**	**456.0**	**440.2**
Discontinued Operations - AlphaGary	-	-	-	0.2
Total Adjusted EBITDA	**$221.1**	**$233.6**	**$456.0**	**$440.4**

(a) Primarily relates to the gain on sale of the AlphaGary plastic compounding business.

Rockwood Powered by Lithium 18

Reconciliation of Net Income/EPS as Reported to Net Income/EPS as Adjusted Net Income ($M) Diluted EPS Net Income ($M) Diluted EPS Net income from continuing operations $224.9 $2.81 $300.7 $3.76 Adjustments to expenses from continuing operations: Foreign exchange loss on financing activities, net 5.9 0.07 6.7 0.08 Restructuring and other severance costs 4.4 0.06 16.6 0.21 Acquisition and disposal costs 1.2 0.02 1.2 0.02 Loss on early extinguishment/modification of debt 1.1 0.01 9.0 0.11 Systems/organization establishment expenses 0.3 - 0.8 0.01 Mark-to-market swap loss - - 0.1 - Other 0.4 0.01 1.6 0.02 Subtotal 13.3 0.17 36.0 0.45 Adjustments to income from continuing operations: Valuation allowance reversal (139.0) (1.74) (139.0) (1.74) Mark-to-market swap gain (0.1) - - - Subtotal (139.1) (1.74) (139.0) (1.74) Total adjustments (125.8) (1.57) (103.0) (1.29) As adjusted $99.1 $1.24 $197.7 $2.47 Weighted average number of diluted shares outstanding 80,011 79,994 First Half 2012 Second Quarter 2012 (a) The tax effects of the adjustments are benefits of $141.5 million for the second quarter 2012 and $147.4 million for the first half 2012, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances. (a)

Tax Provision Reconciliation – Second Quarter 2012 ($M) Income from cont. ops. before taxes and noncontrolling interest Income tax provision Net income attributable to noncontrolling interest Income from continuing operations As reported $124.9 $(108.8) $(8.8) $224.9 Adjustments to expenses from continuing operations: Foreign exchange loss on financing activities, net (b) 6.7 0.8 - 5.9 Restructuring and other severance costs 5.1 0.7 - 4.4 Loss on early extinguishment/modification of debt 2.7 0.9 (0.7) 1.1 Acquisition and disposal costs 2.0 0.2 (0.6) 1.2 Systems/organization establishment expenses 0.4 - (0.1) 0.3 Other 0.7 0.3 - 0.4 Adjustments to income from continuing operations: Valuation allowance reversal - 139.0 - (139.0) Mark-to-market swap gain (0.2) (0.1) - (0.1) As adjusted $142.3 $33.0 $(10.2) $99.1 Second Quarter 2012 (a) The tax effects of the adjustments are based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances. (b) Foreign exchange gains / losses in the US have no tax associated with them due to the valuation allowance. Foreign exchange gains / losses outside the US have a tax provision / benefit recorded which is added back for normalization purposes. (a)

Consolidated Net Debt December 31, 2011 March 31, 2012 June 30, 2012 ($M) as reported Covenant (a) as reported Covenant (a) as reported Covenant (a) Balance Sheet FX-Rate 1.30 1.39 1.33 1.38 1.27 1.34 LTM Adj EBITDA $862.8 $875.2 (b) $891.2 $902.9 (b) $878.6 $888.9 (b) Net Debt Rockwood Term Loans 845.8 845.8 1,191.5 1,191.5 1,191.5 1,191.5 TiO2 Venture Term Loans 252.7 271.5 260.2 268.7 506.7 535.6 Other Debt 65.1 64.8 71.3 69.4 68.6 68.0 Sr. Sub. Notes 2014 524.1 - - Total Debt $1,687.7 $1,182.1 $1,523.0 $1,529.6 $1,766.8 $1,795.1 Cash (321.5) (200.0) (97.9) (97.9) (343.4) (200.0) Net Debt $1,366.2 $982.1 $1,425.1 $1,431.7 $1,423.4 $1,595.1 Net Debt / LTM Adj. EBITDA 1.58 x 1.60 x 1.62 x Covenant - as calculated 1.12 x 1.59 x 1.79 x - with full cash 0.98 x 1.59 x 1.63 x Covenant per Credit Agreement 2.75 x 2.75 x 2.75 x (b) Excludes Adjusted EBITDA from certain subsidiaries and joint ventures and stock-based compensation expenses. (a) Covenant leverage ratio calculation under senior credit agreement for Rockwood Specialties Group, Inc specifies maximum level of cash at $200 million and converts Euro denominated debt at average Euro-rate during LTM period.

Net Debt / LTM Adjusted EBITDA Note: Net Debt is total debt less total cash. LTM Adjusted EBITDA is calculated as set forth in the leverage ratio under the senior secured credit agreement for Rockwood Specialties Group, Inc.

Free Cash Flow ($M) Second Quarter 2012 First Half 2012 Adjusted EBITDA $221.1 $456.0 WC Change (a) (80.4) (226.3) Cash Taxes (19.8) (29.0) Cash Interest (12.5) (38.1) Cash From Operating Activities (b) $108.4 $162.6 CAPEX (c) (69.8) (144.0) Proceeds on Sale of Assets 0.4 1.7 Free Cash Flow $39.0 $20.3 (a) (b) Excludes $7.5 million and $14.1 million for the cash impact of adjustments made to EBITDA under the senior secured credit agreement for the second quarter and first half of 2012, respectively. (c) CAPEX net of government grants received. Includes changes in accounts receivable, inventories, prepaid expenses, accounts payable, income taxes payable and accrued expenses. All figures net of the effect of foreign currency translation and impact of acquisitions and divestitures.

Appendices

Reconciliation of Net Income to Adjusted EBITDA ($M) 2012 2011 2012 2011 Net income attributable to Rockwood Holdings, Inc. $224.9 $94.5 $300.7 $272.5 Net income attributable to noncontrolling interest 8.8 10.6 22.7 20.7 Net income 233.7 105.1 323.4 293.2 Income tax (benefit) provision (108.8) 37.8 (78.2) 66.6 Income from discontinued operations, net of tax (a) - (5.6) - (120.3) Income from continuing operations before taxes 124.9 137.3 245.2 239.5 Interest expense, net 14.9 24.7 35.4 47.7 Depreciation and amortization 65.1 67.8 130.9 133.2 Restructuring and other severance costs 3.7 4.0 17.9 5.0 Systems/organization establishment expenses 0.4 0.7 2.0 1.0 Acquisition and disposal costs 2.0 0.1 2.0 0.2 Loss on early extinguishment/modification of debt 2.7 0.3 12.4 16.5 Foreign exchange loss (gain) on financing activities, net 6.7 (2.2) 7.7 (4.2) Other 0.7 0.9 2.5 1.3 Adjusted EBITDA from continuing operations 221.1 233.6 456.0 440.2 Discontinued Operations - AlphaGary - - - 0.2 Total Adjusted EBITDA $221.1 $233.6 $456.0 $440.4 First Half Second Quarter (a) Primarily relates to the gain on sale of the AlphaGary plastic compounding business.

Reconciliation of Pre-Tax Income to Adjusted EBITDA – Second Quarter ($M) Titanium Surface Performance Dioxide Advanced Corporate Second Quarter 2012 Lithium Treatment Additives Pigments Ceramics and other Consolidated Income (loss) - cont. ops. before taxes 36.4 23.7 20.0 29.6 31.3 (16.1) 124.9 Interest expense, net 0.9 3.6 1.8 3.6 3.6 1.4 14.9 Depreciation and amortization 10.8 7.9 14.7 17.0 12.6 2.1 65.1 Restructuring and other severance costs 0.8 1.2 1.6 - 0.1 - 3.7 Systems/organization establishment expenses 0.3 - 0.1 - - - 0.4 Acquisition and disposal costs - 0.1 - 1.7 - 0.2 2.0 Loss on early extinguishment/modifications of debt - - - 2.7 - - 2.7 Foreign exchange (gain) loss on financing activities, net (1.2) 2.1 (0.1) - 0.2 5.7 6.7 Other 0.1 0.4 0.2 0.2 (0.1) (0.1) 0.7 Total Adjusted EBITDA $48.1 $39.0 $38.3 $54.8 $47.7 $(6.8) $221.1 Second Quarter 2011 Income (loss) - cont. ops. before taxes 31.9 25.2 28.4 40.7 31.4 (20.3) 137.3 Interest expense, net 2.0 4.9 2.2 4.2 5.4 6.0 24.7 Depreciation and amortization 10.4 8.7 14.5 18.3 13.7 2.2 67.8 Restructuring and other severance costs 1.9 1.3 0.7 - 0.1 - 4.0 Systems/organization establishment expenses - 0.2 0.2 0.3 - - 0.7 Acquisition and disposal costs - - - - - 0.1 0.1 (Gain) loss on early extinguishment/modifications of debt (0.2) 0.2 - - - 0.3 0.3 Foreign exchange loss (gain) on financing activities, net 0.1 (1.0) - - (0.1) (1.2) (2.2) Other - 0.4 - - 0.1 0.4 0.9 Total Adjusted EBITDA $46.1 $39.9 $46.0 $63.5 $50.6 $(12.5) $233.6

Reconciliation of Pre-Tax Income to Adjusted EBITDA – First Half

($M) First Half 2012	Lithium	Surface Treatment	Performance Additives	Titanium Dioxide Pigments	Advanced Ceramics	Discontinued Operations - AlphaGary	Corporate and other	Consolidated
Income (loss) - cont. ops. before taxes	**52.4**	**46.4**	**38.5**	**83.2**	**59.9**	**-**	**(35.2)**	**245.2**
Interest expense, net	1.9	8.8	4.0	5.5	8.2	-	7.0	35.4
Depreciation and amortization	21.5	15.8	29.8	34.3	25.4	-	4.1	130.9
Restructuring and other severance costs	12.1	2.0	3.6	-	0.1	-	0.1	17.9
Systems/organization establishment expenses	0.3	-	0.2	1.5	-	-	-	2.0
Acquisition and disposal costs	-	0.1	-	1.7	-	-	0.2	2.0
Loss on early extinguishment/modification of debt	2.2	3.0	0.9	2.7	0.7	-	2.9	12.4
Foreign exchange loss (gain) on financing activities, net	2.0	2.1	(0.1)	-	(0.3)	-	4.0	7.7
Other	0.1	0.5	0.2	1.5	-	-	0.2	2.5
Total Adjusted EBITDA	**$92.5**	**$78.7**	**$77.1**	**$130.4**	**$94.0**	**$0.0**	**$(16.7)**	**$456.0**
First Half 2011								
Income (loss) - cont. ops. before taxes	**57.6**	**42.4**	**43.5**	**79.4**	**56.2**	**-**	**(39.6)**	**239.5**
Interest expense, net	4.2	10.8	4.7	3.1	11.6	-	13.3	47.7
Depreciation and amortization	20.1	17.5	28.7	35.4	27.1	-	4.4	133.2
Restructuring and other severance costs	1.9	2.2	0.8	-	0.1	-	-	5.0
Systems/organization establishment expenses	-	0.3	0.4	0.3	-	-	-	1.0
Acquisition and disposal costs	-	0.1	-	-	-		0.1	0.2
Loss on early extinguishment/modifications of debt	2.9	4.7	1.7	-	4.0	-	3.2	16.5
Foreign exchange loss (gain) on financing activities, net	0.4	(1.4)	1.0	-	(0.2)	-	(4.0)	(4.2)
Other	0.1	0.5	0.1	-	0.1	-	0.5	1.3
Adjusted EBITDA - continuing operations	**$87.2**	**$77.1**	**$80.9**	**$118.2**	**$98.9**	**-**	**$(22.1)**	**$440.2**
Discontinued Operations - AlphaGary	-	-	-	-	-	0.2	-	0.2
Total Adjusted EBITDA	**$87.2**	**$77.1**	**$80.9**	**$118.2**	**$98.9**	**$0.2**	**$(22.1)**	**$440.4**

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Constant Currency Effect on Results – Second Quarter ($M) Constant Currency basis Net Change in $ Net Change in % Net Sales Lithium 0.3 0.2 (6.4) 6.7 5.4 Surface Treatment (10.5) (5.4) (16.4) 5.9 3.0 Performance Additives (15.7) (7.1) (6.7) (9.0) (4.1) Titanium Dioxide Pigments (44.5) (17.4) (25.6) (18.9) (7.4) Advanced Ceramics (12.2) (7.9) (15.5) 3.3 2.1 Corporate and Other (11.8) (24.1) (4.5) (7.3) (14.9) Total Net Sales $(94.4) (9.4) % $(75.1) $(19.3) (1.9) % Adjusted EBITDA Lithium 2.0 4.3 (1.9) 3.9 8.5 Surface Treatment (0.9) (2.3) (3.0) 2.1 5.3 Performance Additives (7.7) (16.7) (1.4) (6.3) (13.7) Titanium Dioxide Pigments (8.7) (13.7) (6.6) (2.1) (3.3) Advanced Ceramics (2.9) (5.7) (5.6) 2.7 5.3 Corporate and Other 5.7 45.6 (0.7) 6.4 51.2 Total Adjusted EBITDA $(12.5) (5.4) % (19.2) $6.7 2.9 % Change: Second Quarter 2012 versus 2011 (a) The constant currency effect is the translation impact of the change in the average rate of exchange of another currency to the U.S. dollar for the applicable period as comp ared to the preceding period. The impact primarily relates to the conversion of the Euro to the U.S. dollar. Constant Currency Effect in $ Total Change in % Total Change in $ (a)

Constant Currency Effect on Results – First Half

($M)	Change: First Half 2012 versus 2011				
	Total Change in $	Total Change in %	Constant Currency Effect in $ (a)	Constant Currency basis Net Change in $	Constant Currency basis Net Change in %
Net Sales					
Lithium	1.7	0.7	(8.5)	10.2	4.3
Surface Treatment	(4.3)	(1.1)	(22.9)	18.6	4.9
Performance Additives	(12.0)	(2.9)	(9.1)	(2.9)	(0.7)
Titanium Dioxide Pigments	(46.0)	(9.5)	(35.4)	(10.6)	(2.2)
Advanced Ceramics	(21.7)	(7.0)	(21.0)	(0.7)	(0.2)
Corporate and Other	(16.6)	(17.7)	(6.2)	(10.4)	(11.1)
Net Sales - cont. ops.	**$(98.9)**	**(5.2) %**	**$(103.1)**	**$4.2**	**0.2 %**
Discontinued Operations - AlphaGary	(3.9)	(100.0)	-	(3.9)	(100.0)
Total Net Sales	**$(102.8)**	**(5.4) %**	**$(103.1)**	**$0.3**	**0.0 %**
Adjusted EBITDA					
Lithium	5.3	6.1	(3.0)	8.3	9.5
Surface Treatment	1.6	2.1	(4.2)	5.8	7.5
Performance Additives	(3.8)	(4.7)	(1.9)	(1.9)	(2.3)
Titanium Dioxide Pigments	12.2	10.3	(9.8)	22.0	18.6
Advanced Ceramics	(4.9)	(5.0)	(7.6)	2.7	2.7
Corporate and Other	5.4	24.4	(0.9)	6.3	28.5
Adjusted EBITDA - cont. ops.	**$15.8**	**3.6 %**	**$(27.4)**	**$43.2**	**9.8 %**
Discontinued Operations - AlphaGary	(0.2)	(100.0)	-	(0.2)	(100.0)
Total Adjusted EBITDA	**$15.6**	**3.5 %**	**$(27.4)**	**$43.0**	**9.8 %**

(a) The constant currency effect is the translation impact of the change in the average rate of exchange of another currency to the U.S. dollar for the applicable period as compared to the preceding period. The impact primarily relates to the conversion of the Euro to the U.S. dollar.

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Reconciliation of Net Income/EPS – Second Quarter and First Half 2011 Net Income ($M) Diluted EPS Net Income ($M) Diluted EPS Net income from continuing operations $88.9 $1.11 $152.2 $1.91 Adjustments to expenses from continuing operations: Restructuring and other severance costs 2.8 0.03 3.7 0.05 Mark-to-market swap loss 1.2 0.02 - - Impact of tax related items 0.9 0.01 - - Systems/organization establishment expenses 0.4 0.01 0.6 - Loss on early extinguishment/modification of debt 0.2 - 13.4 0.17 Acquisition and disposal costs 0.1 - 0.2 - Other 0.9 0.01 1.1 0.01 Subtotal 6.5 0.08 19.0 0.23 Adjustments to income from continuing operations: Foreign exchange gain on financing activities, net (1.8) (0.02) (4.2) (0.05) Mark-to-market swap gain - - (3.2) (0.04) Subtotal (1.8) (0.02) (7.4) (0.09) Total adjustments 4.7 0.06 11.6 0.14 As adjusted $93.6 $1.17 $163.8 $2.05 Weighted average number of diluted shares outstanding 79,946 79,778 Second Quarter 2011 First Half 2011 (a) The tax effects of the adjustments are benefits of $0.5 million for the second quarter 2011 and $4.3 million for the first half 2011, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances. (a)

Tax Provision Reconciliation – First Half 2012 ($M) Income from cont. ops. before taxes and noncontrolling interest Income tax provision Net income attributable to noncontrolling interest Income from continuing operations As reported $245.2 $(78.2) $(22.7) $300.7 Adjustments to expenses from continuing operations: Restructuring and other severance costs 21.0 4.4 - 16.6 Loss on early extinguishment/modification of debt 12.4 2.7 (0.7) 9.0 Foreign exchange loss on financing activities, net (b) 7.7 1.0 - 6.7 Acquisition and disposal costs 2.0 0.2 (0.6) 1.2 Systems/organization establishment expenses 1.3 0.2 (0.3) 0.8 Mark-to-market swap gain 0.2 (0.1) 0.1 Other 2.5 0.4 (0.5) 1.6 Adjustments to income from continuing operations: Valuation allowance reversal - 139.0 - (139.0) As adjusted $292.3 $69.7 $(24.9) $197.7 First Half 2012 (a) The tax effects of the adjustments are based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances. (b) Foreign exchange gains / losses in the US have no tax associated with them due to the valuation allowance. Foreign exchange gains / losses outside the US have a tax provision / benefit recorded which is added back for normalization purposes. (a)

Tax Provision Reconciliation – Second Quarter and First Half 2011

($M)	Second Quarter 2011				First Half 2011			
	Income from cont. ops. before taxes and noncontrolling interest	Income tax provision (a)	Net (income) attributable to non-controlling interest	Income from continuing operations	Income from cont. ops. before taxes and noncontrolling interest	Income tax provision (a)	Net (income) attributable to non-controlling interest	Income from continuing operations
As reported	**$137.3**	**$37.8**	**$(10.6)**	**$88.9**	**$239.5**	**$66.6**	**$(20.7)**	**$152.2**
Adjustments to expenses from continuing operations:								
Restructuring and other severance costs	4.0	1.2	-	2.8	5.0	1.3	-	3.7
Mark-to-market swap loss (b)	1.4	0.3	0.1	1.2	-	-	-	-
Impact of tax related items (c)	-	(0.9)	-	0.9	-	-	-	-
Systems/organization establishment expenses	0.7	0.2	(0.1)	0.4	1.0	0.3	(0.1)	0.6
Loss on early extinguishment/modification of debt	0.3	0.1	-	0.2	16.5	3.1	-	13.4
Acquisition and disposal costs	0.1	-	-	0.1	0.2	-	-	0.2
Other	1.0	0.1	-	0.9	1.3	0.2	-	1.1
Adjustments to income from continuing operations:								
Foreign exchange gain on financing activities, net (d)	(2.2)	(0.4)	-	(1.8)	(4.2)	-	-	(4.2)
Mark-to-market swap gain (b)	-	-	-	-	(4.9)	(0.9)	0.8	(3.2)
As adjusted	**$142.6**	**$38.4**	**$(10.6)**	**$93.6**	**$254.4**	**$70.6**	**$(20.0)**	**$163.8**

(a) The tax effects of the adjustments are based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances.

(b) MTM gains / losses in the US have no tax associated with them due to the valuation allowance.
MTM gains / losses outside the US have a tax provision / benefit recorded which is added back for normalization purposes.

(c) Represents a tax allocation from discontinued operations.

(d) Foreign exchange gains / losses in the US have no tax associated with them due to the valuation allowance.
Foreign exchange gains / losses outside the US have a tax provision / benefit recorded which is added back for normalization purposes.

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Reconciliation of Net Cash to Adjusted EBITDA First Half ($M) 2012 2011 Net cash provided by operating activities - continuing operations $148.5 $164.8 Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions 197.9 166.8 Current portion of income tax provision 53.0 51.8 Interest expense, net, excluding amortization of deferred financing costs and unrealized losses/gains on derivatives 32.3 50.1 Acquisition-related expenses Restructuring and other severance costs 17.9 5.0 Systems/organization establishment expenses 2.0 1.0 Acquisition and disposal costs 2.0 0.2 Bad debt provision (0.1) (0.5) Other 2.5 1.0 Adjusted EBITDA - continuing operations $456.0 $440.2 Discontinued Operations - AlphaGary - 0.2 Total Adjusted EBITDA $456.0 $440.4

Reconciliation of Net Cash to Free Cash Flow 2012 ($M) Second Quarter First Half Net cash provided by operating activities - continuing operations $100.9 $148.5 Capital expenditures, net of government grants received (69.8) (144.0) Restructuring charges 4.2 8.0 Excess tax benefits from stock-based payment arrangements 0.7 1.4 Other (a) 3.0 6.4 Free Cash Flow $39.0 $20.3 (a) Represents the cash impact of adjustments made to EBITDA under the senior secured credit agreement.